UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 5, 2007

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Lincoln Educational Services Corporation

(Exact Name of Registrant as Specified in Charter)

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New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On August 2, 2007, Lincoln Educational Services Corporation (the “Company”) filed a Current Report on Form 8-K (the “August 2, 2007 Form 8-K”) announcing the Company’s decision (the “Plan”) to cease operations at three of its campuses: the Lincoln Technical Institute location in Plymouth Meeting, PA and Lincoln College of Technology locations in Norcross, GA, and Henderson, NV. At that time, the Company was unable to make a reasonable estimate of certain costs associated with the Plan and the expected date of completion of the Plan, as required by Item 2.05 of Form 8-K. The Company is filing this Form 8-K/A to amend the August 2, 2007 Form 8-K to update the disclosure therein under Item 2.05 to provide the amounts relating to such costs and the completion date of the Plan.

As previously disclosed in the August 2, 2007 Form 8-K, in connection with the Plan, the Company reviewed the related goodwill and long-lived assets for possible impairment in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” and SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and recognized a pre-tax non-cash charge of $3.0 million for the quarter ending June 30, 2007. Specifically, the Company recognized a non-cash impairment charge related to these three campuses of approximately $2.1 million as of June 30, 2007. Additionally, under SFAS No. 144, long-lived assets were tested for recoverability and it was determined that certain long-lived assets would not be recoverable at June 30, 2007. Accordingly, the Company recorded a non-cash charge of $0.9 million to reduce the carrying value of these assets to their estimated fair value.

In connection with the Plan, the Company incurred additional costs, which were segregated from continuing operations and reported as part of discontinued operations which are presented in the table below:

Discontinued Operations Table

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(In thousands)		(In thousands)
	2007	2006	2007	2006
Revenue	$ 727	$ 2,594	$ 4,230	$ 8,210

Operating loss	(2,359)	(3,544)	(8,339)	(10,475)
Impairment of goodwill	-	-	(2,135)	-
Impairment of long-lived assets	(94)	-	(964)	-
Retention incentives	(153)	-	(153)	-
Lease commitments	(1,999)	-	(1,999)	-
Other commitments	(170)	-	(170)	-
Loss from discontinued operations	(4,048)	(950)	(9,530)	(2,265)
Benefit for income taxes	(1,717)	(394)	(4,043)	(932)

Net loss from discontinued operations	$ (2,331)	$ (556)	$ (5,487)	$ (1,333)

The completion date of the Plan was September 30, 2007.

Item 2.06	Material Impairments

The information disclosed above in Item 2.05 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: November 9, 2007

	By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro Title: Senior Vice President, Chief Financial Officer and Treasurer